UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

PINNACLE GAS RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33457	30-0182582
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1 E. Alger Street Sheridan, Wyoming 82801 (Address of principal executive offices)

(307) 673-9710 (Registrant’s telephone number, including area code)

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Awards Pursuant to the Management Incentive Plan.  On July 19, 2007, the Compensation Committee (the “Compensation Committee”) of our Board of Directors, pursuant to authority granted to it by our Board of Directors, adopted our Management Incentive Plan (the “MIP”).  The MIP is attached as Exhibit 10.3 to the Current Report on Form 8-K filed July 24, 2007 and is incorporated herein by reference.  The MIP is intended to provide annual incentive compensation for our key executives that is tied to the achievement of critical strategic, operating and financial goals and objectives.

Each year, the Board of Directors evaluates our goals and objectives and establishes specific measures for each executive.  For each goal and objective, the executive will be evaluated based on a threshold (or minimum), fair, target, good and outstanding (or maximum) level of achievement.  MIP awards may also include a discretionary component, which will be based on the Compensation Committee’s subjective evaluation of the degree to which the executive has mastered the primary duties and responsibilities of his present job.

On June 1, 2009, at the recommendation of the Compensation Committee, the Board of Directors established the 2009 goals and objectives for each of Messrs. Schoonmaker and Barnes.  The goals and objectives established by our Board of Directors represent the factors that it deems most important and the most likely to result in the creation of long-term stockholder value.

Under his MIP award for 2009, Mr. Schoonmaker will be evaluated based on, and his annual bonus will be tied to, the following performance measures:  gross general and administrative expense; transportation and compression; lease operating expenses ($ per well per month); investor relations; and communication with our Board of Directors.  In addition a portion of Mr. Schoonmaker’s annual bonus will be tied to Mr. Barnes’ success in achieving his goals and objectives for 2009.  Finally, a substantial portion of Mr. Schoonmaker’s annual bonus will be at the sole discretion of the Board of Directors.  The “target” bonus for Mr. Schoonmaker under the 2009 MIP is 0.5 times his 2009 annual base salary, and if Mr. Schoonmaker achieves the “target” level of performance for every performance measure, he will receive that bonus.  If Mr. Schoonmaker achieves the “outstanding” (or maximum) level of performance for every performance measure, he will receive an annual bonus equal to 1.0 times his 2009 annual base salary, the maximum amount to which he is potentially entitled under his employment agreement.

Under his MIP award for 2009, Mr. Barnes will be evaluated based on, and his annual bonus will be tied to, the following performance measures: investor relations; capital financing; timely reporting; cash management; gross general and administrative expense; transportation and compression; and lease operating expenses ($ per well per month).  In addition, a substantial portion of Mr. Barnes’ 2009 annual bonus will be at the sole discretion of our Board of Directors.  The “target” bonus for Mr. Barnes under the 2009 MIP is 0.375 times his 2009 annual base salary, and if Mr. Barnes achieves the “target” level of performance for every performance measure, he will receive that bonus.  If Mr. Barnes achieves the “outstanding” (or maximum) level of performance for every performance measure, he will receive an annual bonus equal to 0.75 times his 2009 annual base salary, the maximum amount to which he is potentially entitled under his employment agreement.

Grants of Restricted Stock to Directors. On June 1, 2009, at the recommendation of the Compensation Committee, our Board of Directors granted shares of restricted common stock to non-employee directors of our Board of Directors, in lieu of cash compensation, pursuant to the Second Amended and Restated Stock Incentive Plan, to compensate such directors for past services to the Board of Directors.  The amount of restricted stock granted to each applicable non-executive director was determined by dividing the aggregate amount of cash compensation owed to such director for service during the fourth quarter of 2008 and first quarter of 2009 and dividing such amount by an amount equal to the greater of the (i) the closing stock price of our common stock on June 1, 2009, plus 5% of such price, or (ii) the average closing stock price of our common stock during the five consecutive business days beginning on May 26, 2009 and ending on June 1, 2009, plus 5% of such average.  Based on this formula, an aggregate of 331,819 shares of restricted stock were granted to current and past directors.  These shares of restricted stock fully vest on June 30, 2009.

Grants of Restricted Stock and Stock Appreciation Rights to the Executive Officers. On June 1, 2009, upon the recommendation of the Compensation Committee, our Board of Directors granted shares of restricted stock and stock appreciation rights to our executive officers pursuant to our Second Amended and Restated Stock Incentive Plan.  Ronald T. Barnes, our Chief Financial Officer, received 29,000 shares of restricted common stock and 29,000 stock appreciation rights and Peter G. Schoonmaker, our Chief Executive Officer, received 35,000 shares of restricted common stock and 35,000 stock appreciation rights. The shares of restricted common stock and stock appreciation rights vest in three equal annual installments beginning on June 1, 2010.

In connection with these grants, the Board of Directors also approved the Form of the Stock Appreciation Rights Award Agreement (the “SARs Agreement”) setting forth the terms of the grants of the stock appreciation rights.  Under the terms of the SARs Agreement, the SARs confer on the participant the right to receive, upon exercise, the difference between the fair market value of a share of common stock on the date of exercise over the exercise price, which is $1.00.  Such excess amount will be paid to the participant in cash or common stock or a combination thereof at the sole discretion of the Compensation Committee.  Unless terminated sooner, the SARs expire within seven years from the grant date. The foregoing description of the SARs Agreement is qualified in its entirety by reference to the terms of the SARs Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

              (d)        Exhibits

Exhibit No.	Description

10.1	Pinnacle Gas Resources, Inc. Management Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 24, 2007).

10.2	Form of Stock Appreciation Rights Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE GAS RESOURCES, INC.

	By:	/s/ Peter G. Schoonmaker
	Name:	Peter G. Schoonmaker
	Title:	President and Chief Executive Officer

Dated: June 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Pinnacle Gas Resources, Inc. Management Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 24, 2007).

10.2	Form of Stock Appreciation Rights Award Agreement.